Exhibit 99.1

MEDTOX® Scientific, Inc.

Fourth Quarter Conference Call

February 11, 2009

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO:

Good morning everyone. I’m Kevin Wiersma, chief operating officer of the MEDTOX Laboratory Services division, and also CFO of the company. Welcome to our fourth quarter conference call.

Before Dick Braun, our CEO, begins our prepared presentation, I’d like to cover one administrative item: Forward looking statements in our conference call today are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors are described from time to time in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Our call today is in listen-only mode, and we would also like to welcome those listeners who have accessed this morning’s call on the internet. Following our prepared remarks, we’ll have a question and answer session that is accessible to institutional investors and qualified financial analysts covering MEDTOX and our industry. We look forward to your questions.

Also joining us for our call is Jim Schoonover, our chief marketing officer, and at this time I’m pleased to introduce Dick Braun, CEO of MEDTOX.

Dick Braun, MEDTOX - Chairman, President & CEO

Thank you, Kevin.

In our Laboratory Segment, sample volume overall increased for the quarter and year, and our pricing structure remains stable. Our lab-based drugs-of-abuse business again showed strong growth in new sales. Due to economic conditions, that growth was negatively impacted by 18% and 11% lower revenues from existing clients in the quarter and for the year, respectively. Clinical laboratory revenues increased 30% in the fourth quarter and 15.3% for the year. This increase is attributed to our clinical laboratory expansion and diversification initiatives undertaken in the last year. Within the clinical laboratory, Clinical Trial Services revenues in the quarter increased to $2.1 million, compared to $1.2 million in the fourth quarter of 2007; and to $6.8 million from $4.5 million for the year, representing 85% and 50% increases, respectively. New signed protocols, in addition to other awarded business, now exceeds $10.0 million.

In the Diagnostic Segment, revenues were up slightly year over year. Sales of devices sold into the hospital and government markets increased year over year. But revenue growth was negatively impacted by 8.2% lower sales to workplace drugs-of-abuse clients, and reduced sales of other diagnostic products due to the phase-out of agricultural testing products in late 2007.

In regards to our 510(k) filing for the MEDTOXScan® reader, we had a conference call with the FDA yesterday at 9:00 a.m. The FDA requested that we make certain modifications to our product labeling and package insert for the reader. Those modifications were made and transmitted to the FDA at 3:00 p.m. yesterday.

We continue to expand and diversify our core competencies, and are experiencing positive results from those efforts and investments. While we are being negatively impacted in our drugs-of-abuse business because of economic conditions affecting hiring patterns, new client growth in the laboratory drugs-of-

abuse business continues to be strong and we are optimistic that will carry into 2009. Based on a successful emphasis on expense control, the growing number of signed protocols and awarded business in CTS, and new service offerings in our Clinical Laboratory, we remain well positioned for 2009. Market share gains in laboratory drugs-of-abuse should be rewarded when economic conditions improve.

Kevin ...

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO:

Thank you, Dick. Here are some details regarding the quarter and the year.

We experienced top line growth of 5.6% for the fourth quarter and 6.9% for the year.

In our lab business, fourth quarter revenues were $16.4 million, up 10.7% from the fourth quarter of last year. For the full year, revenues in our lab business grew 7.9% to $66.1 million.

Revenues from drugs-of-abuse testing decreased 1.3% for the fourth quarter and increased 3.5% for the year. New account revenues were strong in both periods, but were offset by an 18.0% and 11.1% decline in revenues from our existing drugs-of-abuse clients for the quarter and the year, respectively.

Revenues in our clinical and other laboratory services were up 30.0% for the quarter and 15.3% for the year due to continued strong growth in testing for Clinical Trial Services and by growth generated by our expanded clinical laboratory capabilities.

In our diagnostics business, fourth quarter revenues were $4.4 million, down 9.9% from last year due primarily to a 17.9% decline in revenues from device sales in the workplace market. For the full year, diagnostic revenues grew 3.7% to $19.7 million. This growth was driven by strong sales of our SURE-SCREEN® devices into the government market, as well as continued, but slowed growth of our PROFILE ®-ER devices into the hospital market. The gains in the government and hospital markets were partially offset by an 8.2% decrease in revenues from device sales in the workplace market.

Other diagnostic products revenues were $0.1 million in the fourth quarter, down from $0.2 million last year. For the full year, other diagnostic products revenues were $0.4 million compared to $0.9 million last year. The decrease was due to the phase-out of agricultural testing products in late 2007.

Our overall gross margin was 39.5% in the fourth quarter, down from 43.3% last year. For the full year, our overall gross margin was 42.3% down from 45.3% last year.

Our lab business operated at a 33.9% margin in the fourth quarter, down from 37.2% in the fourth quarter of last year. For the year, gross margin in our lab business was 37.0%, down from 40.1% last year. Lab gross margins were impacted by higher costs associated with our clinical laboratory expansion.

Margins in our Diagnostic division were 60.1% in the fourth quarter, compared to 61.6% last year. For the year, gross margins in our Diagnostic division were 60.3% compared to 62.1% last year. The decrease reflects a shift in the sales mix, with slowed growth of higher margin PROFILE® ER devices in the hospital market and an increase in sales of lower margin SURE-SCREEN® devices in the government market.

For the quarter, our selling, general and administrative expenses were $6.5 million, up from $6.0 million in the fourth quarter last year. The increased spending in the quarter was primarily associated with increased sales and marketing expense. For the full year, our selling, general and administrative expenses increased to $24.3 million, or 28.3% of revenues, compared to $23.7 million, or 29.6% of revenues, last year. Our increased spending for the year was primarily associated with increased sales and marketing expense and increased depreciation expense, partially offset by decreased performance-based compensation.

Research and development expenses were $0.6 million in the quarter, even with the fourth quarter last year. For the year, research and development expenses were $2.4 million, or 2.7% of revenues, compared to $2.6 million or 3.2% of revenues last year. We expect R&D expenses to remain at a similar level as a percentage of sales in 2009.

Other expenses were $0.4 million in the quarter, compared to $0.3 million last year. For the year, other expenses were $1.0 million, compared to $0.7 million last year. The increase is due primarily to an increase in the investment loss on our marketable equity securities.

We recorded $3.1 million in income tax expense for 2008 based upon an effective tax rate of approximately 35.6%, compared to an effective rate of 28.1% in 2007. The lower rate in 2007 equates to $0.08 per diluted share and was primarily due to a tax benefit from the favorable resolution of an examination by the North Carolina Department of Revenue. We expect our effective tax rate for 2009 to be around 36.5%.

In terms of the balance sheet, our trade receivables are relatively flat with their previous year-end level. Our days sales outstanding was 56.4 days for the year, compared to 54.5 days last year. Our bad debt expense for the year was 0.6% of revenues.

Our long-term debt is $0.3 million down from $1.0 million at the end of last year.

For the year, capital expenditures were $8.5 million. We anticipate capital expenditures for 2009 to be approximately $5.5 to $6.5 million.

Depreciation and amortization was $4.8 million for the year.

This concludes our review of the Company’s financial performance.

Dick Braun, MEDTOX - Chairman, President & CEO

Thank you, Kevin. We would now be glad to take any questions that you may have.

QUESTION AND ANSWER

Steven Crowley - Craig - Hallum Capital Group - Analyst

Good morning, gentlemen. Couple questions for you. In terms of the decline in business that you're seeing from existing customers or customers from 12 months prior, that's continued to kind of get worse over the course of the year; do you think we're in the teeth of the year-over-year declines and this is the worst of it, or what do you see trend line there? Do we hang around this level for a little bit and then start to improve? What's your best guess?

Dick Braun, MEDTOX - Chairman, President & CEO

I don't think we actually have a good guess, Steve, to be honest. If you can predict where the economy is going to go and where jobs are going to go, I mean, we're an early predictor of that. And, we don't see anything changing right now.

Steven Crowley - Craig - Hallum Capital Group - Analyst

At some point you're going to anniversary the real tough environment we have here and one would think we'd see some kind of relief of the pressure that's on your neck in that business. Is that at least logical?

Dick Braun, MEDTOX - Chairman, President & CEO

Well, we would hope so. There's not enough data, having only done about a month and a half's worth of business in 2009, for us to see any trends one way or another. But I'm sure we'll see it evolve over the first quarter and maybe have a better answer for you at the end of the first quarter.

Steven Crowley - Craig - Hallum Capital Group - Analyst

Now, it's also obvious from your comments that you've done a pretty good job of picking up new customers and related volumes. You've worked real hard to show some growth in the business or at least hold it close to in-line. Can you give us some sense for what your customer ranks have done in terms of number of accounts or maybe the percentage increase in active accounts? Is there some kind of metric you can point us to in terms of what’s happened to your customer base? Because I trust this market share that you've gained is going to be pretty valuable when things start to get better.

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO

You're correct, Steve. It will be valuable when things start to get better and that base comes back to a more normalized activity level. I think the way to take a look at it is the amount that the base business in drugs-of-abuse was off in the quarter and the year. For the quarter, it was down 18%; and for the year, it was down 11% for base level of drugs-of-abuse clients in the laboratory.

Steven Crowley - Craig - Hallum Capital Group - Analyst

Yes. So, I mean, like in the fourth quarter you added about $1.5 million from customers who weren't there a year ago, that's an impressive number. I just don't have a sense, and I'd like to have some kind of sense; have you grown your customer accounts by 10% versus a year ago? Some metric that would better demonstrate to us how you're doing with adding accounts; because the revenue number, just the raw revenue number, is not telling the picture.

Jim Schoonover, MEDTOX - VP & CMO

Steve, one way to look at it, this is Jim Schoonover, might be at the end of the year, the drugs-of-abuse business that we would look at new accounts as part of, was about $40 million. So if you take $1.5 million, it's not an insignificant addition. And that $40 million also includes the falloff of existing clients due to the economic situation. The only other thing I would mention is in talking with others in this industry, this 18%, 20%, 22% falloff in the fourth quarter was pretty much industry-wide.

Steven Crowley - Craig - Hallum Capital Group - Analyst

Yeah, I can do the math. I guess I'm darned impressed with the amount of business that you've added from new accounts. I'm just trying to get a sense of whether or not you have added 10% to your customer number of active accounts in the past year or whether that number is 15%. It looks like it must be a pretty significant number. You may not be in a position to answer that right now. Some kind of metric, in the not too distant future, would probably be helpful to indicate to us the kind of progress you're making out there despite the environment. So, but just food for thought.

Dick Braun, MEDTOX - Chairman, President & CEO

Steve, I think we would agree with you; we're all nodding here and we're not trying to avoid giving you that number. We just don't have that number of new clients handy. And I think I agree with you that we should provide some more metrics in the future.

Steven Crowley - Craig - Hallum Capital Group - Analyst

Great. In terms of some of the other businesses that seem to be doing particularly well, you gave us some detail on the clinical trials business, which had a very good year. Your comments about backlog and momentum seem to imply a positive outlook there. That business is a little bit more mature than a couple of other emerging businesses that we've talked about on these calls before. For the regional clinical laboratory, maybe the pain laboratory -- Could you give us a little bit of information about how those initiatives are going?

Jim Schoonover, MEDTOX - VP & CMO

Yeah. First of all, in the regional clinical lab we continue to make or gain traction in the local market. We're focused primarily on OB-GYN practices, urologists, internists, family health care centers -- entities of that nature. We have four dedicated sales reps who have come up, now, the learning curve and are, we think, becoming very productive.

The environment within the State of Minnesota is somewhat challenging from the standpoint that the incumbents have been in this market for quite some time. But we have some opportunities we think on the service side, and also being a local provider, that are starting to make a difference. So that business continues to progress nicely. And the pain management business, again, we have four sales reps dedicated to that area. And that's more of a national business. And that has shown very good signs of being an area that we can do very well in the coming quarters and the coming years.

Steven Crowley - Craig - Hallum Capital Group - Analyst

Final question, then I'll hop back in the queue and come back around for some of the more financial questions. The government business, criminal justice-related business, seemed to have a pretty good year. Can you give us a sense of that, in total, maybe a $10 million business last year, and are there double-digit growth prospects, 15% growths prospects for that business? How do you think that's going to play out?

Jim Schoonover, MEDTOX - VP & CMO

Steve, if you take the Diagnostics and Laboratory portion of the Government business, it's about $10.9 million last year. And we have some conflicting cross currents. The new account activity and the strengthening of our relationship in some key states has been very positive. On the other hand, as I'm sure you understand, some of the state budgets have started to get compromised a bit, and so some of those customers we're anticipating are going to pull back somewhat in 2009. It's a little early to give you any kind of expectation for the rest of the year, but we're dealing with both the positive and some of the challenges ongoing.

Steven Crowley - Craig - Hallum Capital Group - Analyst

I think I've eyeballed it as maybe a $12 million business this year? Would that encompass some of the pluses and the minuses or would that be too many pluses?

Dick Braun, MEDTOX - Chairman, President & CEO

Steve, I think we're pretty consistent in not giving guidance. So we expect it to grow, but we can't peg it at a number.

Steven Crowley - Craig - Hallum Capital Group - Analyst

Okay. I'll hop back in the queue with some other questions. Thanks.

Bill Nasgovitz - Heartland Funds - Analyst

Good morning, gang.

Dick Braun, MEDTOX - Chairman, President & CEO

Hi, Bill.

Bill Nasgovitz - Heartland Funds - Analyst

Okay. Say, just -- outside of the economy here, what -- just company specific, what's your biggest concern, and then where do you think you have your biggest opportunity moving forward? Dick?

Dick Braun, MEDTOX - Chairman, President & CEO

You know, I think the biggest concern is the economy, which we can't do anything about. And --

Bill Nasgovitz - Heartland Funds - Analyst

No, I asked for something more company specific.

Dick Braun, MEDTOX - Chairman, President & CEO

Other than that, we think we're on track in our other market areas and our services that we've expanded. We're comfortable with our positions there. I don't have any significant concerns.

Bill Nasgovitz - Heartland Funds - Analyst

Well, that's great to hear. I hope you're right.

Dick Braun, MEDTOX - Chairman, President & CEO

You asked me. That's my opinion, and I think the metrics support it. In the clinical area, which is where we've been expanding, the numbers are good and we're optimistic.

Bill Nasgovitz - Heartland Funds - Analyst

Okay. Good. So where’s your biggest upside? Potential?

Dick Braun, MEDTOX - Chairman, President & CEO

Biggest upside based upon where we're at in this economic cycle is in our clinical laboratory business, just across the board. There's a number of areas there. We’ve talked about the clinical trial services with pharmas, there's pain management, there's general clinical, there's metals testing, exposure testing. Just for example, we've talked about the percentage increases in clinical trial services, but on the general clinical business, net of clinical trial services, we grew 16% in the fourth quarter, that’s up from 2% in the first quarter. So there’s significant momentum there.

Bill Nasgovitz - Heartland Funds - Analyst

So how big is that -- I know it's a very diverse market, but how big is that clinical market then?

Dick Braun, MEDTOX - Chairman, President & CEO

Well, the total clinical laboratory testing market in the United States is $50 billion. But it's pretty diverse and complicated.

Bill Nasgovitz - Heartland Funds - Analyst

Right.

Dick Braun, MEDTOX - Chairman, President & CEO

Relative to our size, it's huge.

Bill Nasgovitz - Heartland Funds - Analyst

Okay. I think that says enough then for me. Thank you.

Dick Braun, MEDTOX - Chairman, President & CEO

Thanks, Bill.

Paul Nouri - Noble Equity Funds - Analyst

Hi, had a couple of quick questions. First of all, I saw the share count go down. Is there a buy-back in place, or is that an accounting move?

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO

There's not a buy-back in place. It really has to do with the treasury method and its dilutive affect based on price of options.

Paul Nouri - Noble Equity Funds - Analyst

Okay. And SG&A bumped a little bit in the fourth quarter. Was that to get the new accounts to make up for the current account revenue falling?

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO

Yes. SG&A in the fourth quarter was up primarily due to sales and marketing expense, if you look at it year-over-year.

Paul Nouri - Noble Equity Funds - Analyst

Ok. So it's a pretty normal expense. Not like we should expect it to go down significantly next year?

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO

That would be correct.

Paul Nouri - Noble Equity Funds - Analyst

Alright. Thank you.

Brent Miley - Rutabaga Capital - Analyst

Good morning. I was wondering -- you guys have obviously done a nice job of gaining share and gaining accounts as been alluded to earlier in the call. Does it get tougher to kind of maintain those share gains or to continue those share gains as the market gets tougher? I'm thinking of the fixed cost nature of the drugs-of-abuse business and just wondered if those markets tend to tighten up during periods where the market is contracting and things become tougher on either pricing, gaining those volumes? If you could just talk a little bit about that.

Jim Schoonover, MEDTOX - VP & CMO

Brent, I think the best way to answer that is we don't sell based on price. Really our primary driver is service and we've, therefore, been able to keep our pricing structure stable. And I think that in reality, especially in the drugs-of-abuse market, over the last couple of years, you've seen some consolidation. And that consolidation has actually helped us because being a smaller laboratory, relative to the two large players in the market, LabCorp and Quest, we do have a little bit more flexibility just purely due to our size.

So I would suggest to you that the market is difficult because of the economic situation, but it's not necessarily difficult as it relates to our ability to acquire new accounts. And keeping accounts is -- we do a very good job with our service group and so that's not anything that we feel will have a negative impact based on the economic situation. We feel confident that when the economy turns, the existing account base will grow in the same manner in which it contracted over the last year.

Brent Miley - Rutabaga Capital - Analyst

Okay. So no major changes there competitively, sounds like?

Jim Schoonover, MEDTOX - VP & CMO

No. Not at all.

Brent Miley - Rutabaga Capital - Analyst

Okay. And then on the backlog side of things with regards to the clinical trials and so forth, obviously it’s strong. Is there much wiggle in that with either kind of big picture, big pharma, changing things out, any changes on the customer front? Obviously there's some acquisitions, things going on there, not positive whether those are your clients or not. Could you talk about how secure that backlog number is, and as you look going forward and whether those -- any of the kind of disruption among the bigger pharma guys kind of maybe postpones some of the opportunities there or maybe it creates more, but if you could talk a little bit about that.

Dick Braun, MEDTOX - Chairman, President & CEO

Well, in the first place, our strategy to that market is not to deal with very large pharma; we're dealing with mid-size to smaller pharma. And clearly there is some dislocation in the market in terms of M&A activity, but we've not really seen that to any great extent with the clients that we deal with.

Brent Miley - Rutabaga Capital - Analyst

So it's pretty much been a non-issue? You guys have a lot of faith in terms of backlog, the quality of the backlog that you've got currently?

Dick Braun, MEDTOX - Chairman, President & CEO

We do. And that doesn't mean there won't be some dislocation or trials canceled or deferred. But again, since we're not dealing with very large pharma where any one trial is a significant percentage of that projected amount. We have a fairly diversified portfolio there.

Brent Miley - Rutabaga Capital - Analyst

Okay. Great. Thanks very much.

Steven Crowley - Craig - Hallum Capital Group - Analyst

Yes, as promised on some of the financial stuff, Kevin, I think you gave us a couple pieces of the products category. The contract manufacturing portion of the business, what was the total for that business in Q4?

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO

Total for contract manufacturing in Q4 was $400,000.

Steven Crowley - Craig - Hallum Capital Group - Analyst

And is -- how should we view that business? Should we view it as one that should run at $300,000 or $400,000 a quarter as we try and model your Company?

Dick Braun, MEDTOX - Chairman, President & CEO

No. And I can't -- as you know, we're terminating that business. And we essentially have two or three clients and one of them is fairly large. And their ordering pattern is somewhat unpredictable from quarter-to-quarter. But we would expect to, I think, see them gone within probably 24 months.

Steven Crowley - Craig - Hallum Capital Group - Analyst

Should be gone -- okay. So work it down on a tail. And the other diagnostic product business that you mentioned that's around $100,000, will it have that kind of lingering revenue stream for a while, or will it also disappear?

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO

You know, there will be some revenue there lingering for a while. But again, it's not going to be a material amount.

Steven Crowley - Craig - Hallum Capital Group - Analyst

I'm trying to look for the recipe that might have product sales, you know, staying flat next year to maybe even growing in the context of those businesses going from, what, around $1.9 million down to something considerably less than that, to maybe $0.5 million dollars or so less. It's got to be the hospital business. It seems like there's some reason for encouragement -- [ lost audio ]

Operator

Please stand by, we will resume momentarily. And sir, you are back in your main conference. And we’ll pause momentarily. And at this time that will conclude today’s Q&A session.

Dick Braun, MEDTOX - Chairman, President & CEO

We're not quite certain why we had that technical difficulty, but we apologize to you for it.

Dick Braun, MEDTOX - Chairman, President & CEO

We would like to thank you for joining us, and we look forward to speaking with you again when we announce first quarter results. Thank you.